NOTICE OF GUARANTEED DELIVERY
                         For Shares of Common Stock of

                            KOREA EQUITY FUND, INC.
                   Subscribed for under Primary Subscription
                      and the Over-Subscription Privilege


As set forth in the Prospectus dated January [ ], 2007 (the "Prospectus"), this form or one substantially equivalent hereto may be used as a means of effecting subscription and payment for all shares of the Fund's Common Stock (the "Shares") subscribed for under the Primary Subscription and the Over-Subscription Privilege. Such form may be delivered by hand or sent by facsimile transmission, overnight courier or first class mail to the Subscription Agent and must be received prior to 5:00 p.m., New York time, on February 16, 2007 (the "Expiration Date"), unless extended. The terms and conditions of the Offer set forth in the Prospectus are incorporated by reference herein. Capitalized terms used and not otherwise defined herein have the meaning attributed to them in the Prospectus.

                          The Subscription Agent is:

                            The Colbent Corporation

      By First Class Mail                By Express Mail or Overnight Courier:

      Korea Equity Fund, Inc.                    Korea Equity Fund, Inc.
   c/o The Colbent Corporation                c/o The Colbent Corporation
        P.O. Box 859208                            161 Bay State Drive
      Braintree, MA 02185-9208                     Braintree, MA 02184

             By Hand:                                 By Facsimile:

       Korea Equity Fund, Inc.                        781-380-3388
     c/o The Colbent Corporation      With the original Subscription Certificate
         161 Bay State Drive             to be sent by mail, hand or overnight
         Braintree, MA 02184         courier. Confirm facsimile by telephone to:
                                                 781-843-1833 ext. 200.

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A TELECOPY OR FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

The New York Stock Exchange member firm or bank or trust company which completes this form must communicate this guarantee and the number of Shares subscribed for in connection with this guarantee (separately disclosed as to the Primary Subscription and the Over-Subscription Privilege) to the Subscription Agent and must deliver this Notice of Guaranteed Delivery, to the Subscription Agent, prior to 5:00 p.m., New York time, on the Expiration Date, guaranteeing delivery of (a) payment in full for all subscribed Shares and (b) a properly completed and signed copy of the Subscription Certificate (which certificate and full payment (at the estimated Subscription Price of $[ ] per share) must then be delivered to the Subscription Agent no later than the close of business of the third business day after the Expiration Date, unless extended). Failure to do so will result in a forfeiture of the Rights.

                                   GUARANTEE

The undersigned, a member firm of the New York Stock Exchange or a bank or trust company having an office or correspondent in the United States, guarantees delivery to the Subscription Agent by no later than 5:00 p.m., New York City time, on the third Business Day after the Expiration Date (February 16, 2007, unless extended, as described in the Prospectus) of (a) a properly completed and executed Subscription Certificate and (b) payment of the full Subscription Price for Shares subscribed for on Primary Subscription and for any additional Shares subscribed for pursuant to the Over-Subscription Privilege, as subscription for such Shares is indicated herein or in the Subscription Certificate.

KOREA EQUITY FUND, INC.                                                    Broker Assigned Control #________

1. Primary Subscription    Number of Rights to be     Number of Primary Shares      Payment to be made in
                           exercised                  requested for which you are   connection with Primary
                                                      guaranteeing delivery of      Shares
                                                      Rights and Payment

                           ________  Rights           ________ Shares               $  ___________
                                                     (Rights / by 3)

2. Over-Subscription                                  Number of Over-Subscription   Payment to be made in
                                                      Shares requested for which    connection with
                                                      you are guaranteeing          Over-Subscription
                                                      payment                       Shares

                                                      ________  Shares              $  ___________

3. Totals                  Total  Number  of  Rights
                           to be Delivered

                           ________  Rights                                         $  ___________
                                                                                       Total Payment

Method of delivery (circle one)

A.   Through The Depository Trust Company ("DTC")

B. Direct to The Colbent Corporation, as Subscription Agent. Please reference below the registration of the Rights to be delivered.

     ------------------------------

     ------------------------------

     ------------------------------



____________________________________  __________________________________________
Name of Firm                          Authorized Signature

____________________________________  __________________________________________
DTC Participant Number                Title

____________________________________  __________________________________________
Address                               Name (Please Type or Print)

____________________________________  __________________________________________
                            Zip Code  Phone Number

____________________________________  __________________________________________
Contact Name                          Date
____________________________________  __________________________________________

BENEFICIAL OWNER LISTING CERTIFICATION

Korea Equity Fund, Inc. Rights Offering

The undersigned, a bank, broker or other nominee holder of Rights (the "Rights") to purchase Shares of common stock, $0.10 par value, of Korea Equity Fund, Inc. (the "Fund") pursuant to the Rights Offering (the "Offer") described and provided for in the Fund's Prospectus dated January [ ], 2007 (the "Prospectus"), hereby certifies to the Fund and to The Colbent Corporation, as Subscription Agent for such Offer, that for each numbered line filled in below, the undersigned has exercised, on behalf of the beneficial owner thereof (which may be the undersigned), the number of Rights specified on such line pursuant to the Primary Subscription (as defined in the Prospectus) and such beneficial owner wishes to subscribe for the purchase of additional Shares pursuant to the Over-Subscription Privilege (as defined in the Prospectus), in the amount set forth in the third column of such line.


                Number of Record Date                NUMBER OF RIGHTS                      NUMBER OF SHARES
                    Shares Owned                 exercised pursuant to the            requested pursuant to the
                                                   Primary Subscription              Over-Subscription Privilege
----------------------------------------------------------------------------------------------------------------------
    1   _________________________________  ___________________________________  ____________________________________
    2   _________________________________  ___________________________________  ____________________________________
    3   _________________________________  ___________________________________  ____________________________________
    4   _________________________________  ___________________________________  ____________________________________
    5   _________________________________  ___________________________________  ____________________________________
    6   _________________________________  ___________________________________  ____________________________________
    7   _________________________________  ___________________________________  ____________________________________
    8   _________________________________  ___________________________________  ____________________________________
    9   _________________________________  ___________________________________  ____________________________________
   10.  _________________________________  ___________________________________  ____________________________________
----------------------------------------------------------------------------------------------------------------------

______________________________   vested

Name of Nominee Holder
By:     __________________________

Name:   __________________________

Title:  __________________________

Dated:  _____________________   , 2007

Provide the following information, if applicable:



_______________________________________________________
Depository Trust Corporation ("DTC") Participant          __________________________________________________
Number                                                    Name of Broker

_______________________________________________________   __________________________________________________
DTC Primary Subscription Confirmation Number(s)           Address

